As filed with the Securities and Exchange Commission on August 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Superconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2959321
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

114 East Main Street, Ayer, Massachusetts	01432
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2007 Director Stock Plan

(Full Title of the Plan)

John W. Kosiba, Jr.

Senior Vice President, Chief Financial Officer and Treasurer

American Superconductor Corporation

114 East Main Street

Ayer, Massachusetts 01432

(Name and Address of Agent For Service)

(978) 842-3000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Peter N. Handrinos

Latham & Watkins LLP

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

(617) 948-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the common stock of American Superconductor Corporation (the “Registrant”) to be issued pursuant to the Amended and Restated 2007 Director Stock Plan (the “Director Stock Plan”), for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan (as defined in Rule 405 of Regulation C under the Securities Act of 1933, as amended) are effective.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 hereby incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No.  333-145685, filed by the Registrant on August 24, 2007, (ii) the Registration Statement on Form S-8, File No.  333-197971, filed by the Registrant on August 8, 2014, (iii) the Registration Statement on Form S-8, File No.  333-213850, filed by the Registrant on September 28, 2016, and (iv) the Registration Statement on Form S-8, File No. 333-233531, filed by the Registrant on August  29, 2019, in each case relating to the Director Stock Plan.

Item 8.	Exhibits.

INDEX TO EXHIBITS

Number	Description

4.1	Restated Certificate of Incorporation of American Superconductor Corporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 filed by the Registrant on September 13, 2013 (File No. 333-191153)).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated March 24, 2015 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 24, 2015 (File No. 000-19672)).

4.3	Amended and Restated By-Laws of American Superconductor Corporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on February 1, 2021 (File No. 000-19672)).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of RSM US LLP.

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1	Amended and Restated 2007 Director Stock Plan (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Registrant on August 5, 2022 (File No. 000-19672)).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ayer, state of Massachusetts, on August 9, 2022.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Daniel P. McGahn
Daniel P. McGahn President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Daniel P. McGahn and John W. Kosiba, Jr., and each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel P. McGahn Daniel P. McGahn	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	August 9, 2022

/s/ John W. Kosiba, Jr. John W. Kosiba, Jr.	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 9, 2022

/s/ Arthur H. House Arthur H. House	Lead Independent Director of the Board	August 9, 2022

/s/ Laura A. Dambier Laura A. Dambier	Director	August 9, 2022

/s/ Margaret D. Klein Margaret D. Klein	Director	August 9, 2022

/s/ Barbara G. Littlefield Barbara G. Littlefield	Director	August 9, 2022

/s/ David R. Oliver, Jr. David R. Oliver, Jr.	Director	August 9, 2022